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                                                                      Exhibit 11

[LOGO] RICOH

THE RICOH GROUP
CODE OF CONDUCT

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                                   Ricoh Group
                  Corporate Social Responsibility (CSR) Charter

To be an enterprise whose growth and development is welcomed in society, and to discharge its "Corporate Social Responsibility" (CSR) from a global perspective in every aspect of its operations, the Ricoh Group shall comprehend and comply with the laws and regulations of each and every country, and the international rules and underlying sprits thereof pursuant to the following principles, in addition to acting with good and sound social sense.

Integrity in Corporate Activities

1. Every company in the Ricoh Group shall develop and provide useful, environmental-conscious and customer-friendly products and services that exceed in quality, safety, information security and reliability.

2. Every company in the Ricoh Group shall engage in fair, open and free competition, and maintain normal and healthy relationships with political and governmental figures and bodies, citizens and organizations.

3. Every company in the Ricoh Group shall ensure proper control and protection of its own information and that of its customers.

Harmony with the Environment

4. Every company in the Ricoh Group shall make efforts, as a responsible global citizen, to voluntarily and actively conserve the environment.

5. Every company in the Ricoh Group and all employees of such company shall seek to implement technological reforms that take the environment into consideration and shall continuously participate to conserve the environment.

Respect for People

6. Every company in the Ricoh Group shall maintain a safe and comfortable working environment for all persons connected with the corporate activities of the Ricoh Group and respect the personalities of all of its employees to foster their sense of independence and creativity.

7. Every company in the Ricoh Group shall respect the rights of all those concerned, and seek to create a cheerful working environment without discrimination.

8. No company in the Ricoh Group shall permit any form of forced labor or child labor, or participate in any activity that infringes upon human rights.

Harmony with Society

9. Every company in the Ricoh Group shall, as a "good corporate citizen," actively engage in activities that contribute to society.

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10.  Every company in the Ricoh Group shall respect the cultures and customs of every country and region, and operate its business in such a manner that contributes to their development.

11. Every company in the Ricoh Group shall communicate with society and ensure that its corporate information is disclosed actively, properly and fairly.

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Message from the CEO
as to the Establishment of the Ricoh Group Corporate
Social Responsibility Charter

     Aiming to create a harmonious relationship with and earn trust from society, Ricoh enacted the Ricoh Business Code of Conduct in April 1993 as the standard of each director, officer and employee of the Group for both corporate and individual activities, and has acted to achieve its management philosophy.

     Furthermore, each group company has engaged in activities that are in line with its own code of conduct, which was established based on the Ricoh model. Such actions have served to enhance the reputation of the entire Group.

     Nowadays, companies, as global citizens as well as members of society, are becoming more and more important in their roles and influences. Accordingly, companies are being asked to switch their activities from those that contribute to society to those that are responsible to society. In other words, socially responsible management of companies are beginning to be sought to a greater degree. This means that it has become even more important for companies to carry out their corporate activities with a greater sense of responsibility towards ethics, morals and responsibility, not to speak of, compliance with the laws and regulations.

     Along with the recent trend towards the globalization of corporate activities and group management, the Ricoh Group has been increasingly composed of people with different values from a variety of countries around the world, and therefore the need to establish values and standards of behavior that can be shared throughout the group has been growing.

     Under such circumstances, we reviewed the original Ricoh Business Code of Conduct from the perspective of "a corporation that undertakes activities with a sense of responsibility towards achieving harmony with society as well as the environment." Consequently, we established "the Ricoh Group CSR Charter" as the document that sets forth the principles of our corporate activities to be shared globally within the Ricoh Group, and "the Ricoh Group Code of Conduct" as the document that sets forth the standard of conducts or attitudes that individual members within the Ricoh Group should follow.

     To attain Ricoh Group's goal of becoming a "Reliable and Attractive Global Enterprise" and to remain a group that is loved by society and whose growth and development is welcomed, it is strongly expected that every group company and individual member thereof adhere to and act to achieve the philosophy of this Ricoh

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Group CSR Charter and this Ricoh Group Code of Conduct.

January 1, 2004

                                                              Masamitsu SAKURAI
                                                              President and CEO,
                                                              Ricoh Group

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CONTENTS

General Principles..................................................................7

Integrity in Corporate Activities

   1  Providing customer-friendly products.........................................10
   2  Free competition and fair trading............................................11
   3  Prohibition of insider trading...............................................12
   4  Managing corporate secrets...................................................13
   5  Limitation on entertainment and gifts, etc...................................14
   6  Transactions with public bodies and management of political contributions....15
   7  Strict control of exports and imports for international peace and security...16
   8  Protection and application of intellectual properties........................18
   9  Prohibition of anti-social activities........................................19
   10 Prohibition of individual activities that are against the interests of the company.....................................................20
   11 Protection of corporate assets...............................................21

Harmony with the Environment

   12 Respect for the global environment...........................................22

Respect for People

   13 Respect for human rights.....................................................24

Harmony with Society

   14 The practice of contributions to society.....................................25
   15 Mutual understanding with society............................................26

Implementation.....................................................................27

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General Principles

OBJECTIVE

The objective of the Ricoh Group Code of Conduct (hereinafter referred to as the "Code") is to set forth the basic standards of conduct that Officers and Employees of the companies within the Ricoh Group shall follow to comply with the laws and regulations and observe to abide by the social ethics in developing the Ricoh Group's corporate activities.

DEFINITIONS

The definitions of the terms used in this Code are as follows:

1.   "Ricoh" means Ricoh Company, Ltd.

2. "Affiliate" means a consolidated subsidiary of Ricoh and a company substantially controlled by Ricoh.

3.   "Ricoh Group" means Ricoh and its Affiliates.

4. "Officers and Employees" means directors, statutory auditors, officer, board members, all persons who are subject to the Employment Regulations (SHUGYO KISOKU) of each company and all others who are in an employment relationship with a company within the Ricoh Group (including part-time or temporary employees).

APPLICABILITY

1.   This Code applies to Officers and Employees.

2. Each Affiliate shall appoint a responsible person to implement this Code and make every effort to ensure its implementation. However, under the following circumstances, each Affiliate may, pursuant to the resolution of its board of directors, enact supplemental provisions to this Code to the extent they are consistent with this Code:

     (1) when modifications are necessary due to changes in the laws and regulations, commercial customs, employment practices, or values in a specific country or region; or

     (2) when modifications are necessary due to the nature of the business or the type of products or transactions that a company within the Ricoh Group engages in or enters into.

     Each Affiliate shall report such supplemental provisions to the central authority in charge of this Code.

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BASIC ATTITUDES TO BE ADOPTED BY OFFICERS AND EMPLOYEES

It is important that all Officers and Employees, as individuals, citizens and business persons, understand the following basic concepts and seek to implement them in their daily activities.

1. Officers and Employees shall always be attentive to, seek to understand, and act in compliance with, the laws and regulations in each and every country or region.

2. Officers and Employees shall recognize their social responsibilities, and act with common sense as good citizens with high ethical and moral standards.

3. Officers and Employees shall respect each other's personalities and values, and act in a self-controlled way as a good business person. In addition, Officers and Employees shall comply with all the basic rules of the Ricoh Group, including its regulations, standards, etc., draw distinctions between business and personal matters, and act with a full sense of responsibility as a member of the Ricoh Group.

4. Officers and Employees shall make efforts to achieve customer satisfaction recognizing that all activities, not limited to those involving direct contact with customers such as sales and maintenance services, are always evaluated by them.

5. To stay keenly aware of the various developments and problems, Officers and Employees shall act autonomously and always seek to maintain the creativity to freely generate new ideas so as to create new values.

6. Officers and Employees shall put themselves, not only in the place of their customers, but also in the place of their counterparties, business partners and fellow employees, and make themselves useful.

7. Officers and Employees shall make every effort to balance the growth of the company and their own personal happiness, and to seek to realize rich and full personal lives.

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BASIC ATTITUDE OF THE RICOH GROUP TOWARDS ITS EMPLOYEES

The Ricoh Group shall take the following measures to ensure that all employees can act on the above-mentioned Basic Attitudes, make the fullest use of their abilities and self-actualize:

1. Desiring their growth as human beings and responding to their wish for self-actualization both in and outside of the work setting, the Ricoh Group shall create and provide a wide range of opportunities for self-actualization to its employees.

     The Ricoh Group shall create a free and healthy corporate atmosphere in which each employee can gain a sense of self-existence, self-development and self-confidence, and act freely based on his or her creativity.

2. The Ricoh Group shall cherish and seek to actively utilize each employee's specialized abilities, while at the same time provide proper support for proactive efforts by each employee to enhance his or her specialized abilities by establishing a system or entering into an arrangement that encourages such proactive efforts.

3. By making an objective and fair evaluation of each employee's achievement, the Ricoh Group shall promote vitality within the Group.

     The Ricoh Group shall specify items and standards used for the evaluation of its employees, fairly evaluate the degree of achievement of each employee's goals, the ability to perform his or her duties, the degree of his or her contributions and other factors, and reward each employee based on such evaluation.

4. The Ricoh Group shall develop and maintain a safe, healthy, comfortable and efficient work environment, and make effort to shorten working hours and provide various work conditions and types of employment to accommodate a wide variety of lifestyles.

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Integrity in Corporate Activities

1    PROVIDING CUSTOMER-FRIENDLY PRODUCTS

..    Basic Policy

          The Ricoh Group's basic policy is to develop and provide products and services to its customers from the customer's point of view.

..    Model Conduct

          (1)  WE SEEK TO SOLVE THE CUSTOMERS' PROBLEMS.

                    Officers and Employees shall actively seek to identify the customers' problems, and make an effort to solve such problems.

          (2)  WE SEEK TO EARN THE CUSTOMERS' TRUST.

                    Officers and Employees shall consider quality, safety, information security, reliability, environmental conservation and user-friendliness in developing products and services to be provided to the customers.

          (3)  WE SEEK TO HEIGHTEN CUSTOMER SATISFACTION.

                    Officers and Employees shall regularly assess the level of satisfaction of the customers, and make every effort to improve its products and services to attain higher levels of satisfaction by the customers.

..    Related Standards:

                    Ricoh Group Quality Assurance Regulation (RGS-AQAA0001)

                    Ricoh Group Product Safety Regulation (RGS-AQAA0002)

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2    FREE COMPETITION AND FAIR TRADING

..    Basic Policy

          The Ricoh Group shall strictly comply with the applicable laws and regulations of each and every country and region with respect to anti-monopoly, fair competition and fair trade, and shall not take any action to violate these laws and regulations.

..    Model Conduct

          (1) WE DO NOT ENTER INTO ANY DISCUSSIONS OR AGREEMENTS THAT LIMIT CORPORATE ACTIVITIES.

                    Officers and Employees shall not participate in any discussions or agreements with competitors that limit corporate activities, including conditions on bids, pricing of products, sales terms, profits, market share, sales areas, etc.

          (2)  WE DO NOT ABUSE OUR TRADING POSITION.

                    Officers and Employees shall not abuse their trading position to impose disadvantageous terms upon the counterparties, or to limit transactions between the counterparties and third parties.

          (3) WE DO NOT DISPLAY OUR PRODUCTS INAPPROPRIATELY OR OFFER EXCESSIVE PREMIUMS OR PRIZES.

                    Officers and Employees shall not inappropriately display Ricoh Group products or offer excessive premiums or prizes that might mislead the customers' decision on the choice of product.

..    Related Standards:

                    "Manual for Compliance with Anti monopoly Law"

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3    PROHIBITION OF INSIDER TRADING

..    Basic Policy

          The Ricoh Group shall not take advantage of any insider information obtained in the course of its business for its financial gain, or engage in other activities that would undermine the soundness and fairness of the securities markets.

..    Model Conduct

          (1)  WE DO NOT DISCLOSE INSIDER INFORMATION TO THIRD PARTIES.

                    Officers and Employees shall not obtain insider information on the Ricoh Group or other companies unless it is necessary for the purpose of performing their duties.

                    Officers and Employees shall not disclose any insider information on the Ricoh Group or other companies obtained in the course of its business to anyone except to those who require such information to perform their duties.

          (2)  WE DO NOT USE INSIDER INFORMATION FOR PERSONAL GAIN.

                    Officers and Employees who come to know of insider information on the Ricoh Group or other companies, either in the course of or as a result of its business, shall not carry out any sale or purchase of stocks or other securities of the Ricoh Group or other companies or engage in any other trades.

* "Insider information" means unpublished material corporate information, including but not limited to, increase or decrease in capital, launching of new products, business alliances, sales revenue and ordinary profits, etc.

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4    MANAGING CORPORATE SECRETS

..    Basic Policy

          Information that the Ricoh Group acquired or created in the course of its business shall, depending on its importance, be treated as a corporate secret and shall be managed appropriately. In addition, information on third parties (such as customers, business partners and client companies) obtained by the Ricoh Group and information entrusted by third parties shall be managed as a corporate secret in the same manner.

..    Model Conduct

          (1) WE COMPLY WITH THE RULES REGARDING THE MANAGEMENT OF CORPORATE SECRETS.

                    When Officers and Employees obtain information, materials or documents in the course of business, they shall notify such fact to their superiors, and manage them in accordance with the applicable rules, etc. of each company.

                    Officers and Employees shall continue to comply with the related rules, etc. after the termination of their employment.

          (2) WE ONLY DISCLOSE CORPORATE SECRETS UPON RECEIPT OF PROPER AUTHORIZATIONS.

                    When Officers and Employees are requested from inside or outside the company to respond to inquiries or to provide materials relating to business matters, they shall ask their superior for instructions as to the handling of such requests unless they have clearly been given the necessary authority to respond to the inquiry or provide the materials.

          (3)  WE DO NOT EXPLOIT CORPORATE SECRETS FOR PERSONAL INTERESTS.

                    Officers and Employees shall only use corporate secrets for business purposes, and shall not exploit them for their own interests or those of third parties during or after their employment.

          (4)  WE DO NOT OBTAIN THIRD PARTIES' SECRETS BY UNFAIR METHODS.

                    Officers and Employees shall not obtain other companies' secrets by unfair methods.

                    When Officers and Employees obtain another company's secret based on a contractual relationship with such company, they shall use such secret in compliance with the objectives and the terms and conditions of such contract.

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5    LIMITATION ON ENTERTAINMENT AND GIFTS, ETC.

..    Basic Policy

          The Ricoh Group, in connection with offering and accepting entertainment or gifts, shall not offer or accept bribes or engage in any activity which deviates from general good business practice.

..    Model Conduct

          (1) WE DO NOT OFFER ENTERTAINMENT OR GIFTS TO GOVERNMENT OFFICERS OR EMPLOYEES OF PUBLIC BODIES (INCLUDING FORMER OFFICERS AND EMPLOYEES).

                    Officers and Employees shall not offer entertainment or gifts to officers or employees (including former officers or employees) of national, local or regional, or other public bodies as well as foreign governments.

          (2)  WE FOLLOW GENERAL GOOD BUSINESS PRACTICE.

                    When Officers and Employees offer entertainment or gifts, the offer by such Officers and Employees shall not deviate from general good business practice.

                    Officers and Employees shall make every effort to notify business counterparties and clients in advance that Officers and Employees do not accept entertainment or gifts, but if the circumstances make it difficult to refuse being entertained, they shall immediately report such circumstances to their superior and ask for instruction.

..    Related Standards:

                    "Employment Regulations"

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6    TRANSACTIONS WITH PUBLIC BODIES AND MANAGEMENT OF POLITICAL CONTRIBUTIONS

..    Basic Policy

          The Ricoh Group shall comply with the relevant laws and regulations with respect to transactions with public bodies and political contributions.

..    Model Conduct

          (1) WE MANAGE TRANSACTIONS WITH PUBLIC BODIES IN STRICT COMPLIANCE WITH THE RELEVANT LAWS AND REGULATIONS.

                    When Officers and Employees engage in transactions with public bodies such as national, regional or local governments, they shall strictly comply with the relevant laws and regulations which set forth the rules governing the manner of such transactions, etc., and always pay full attention to the legality of such business.

          (2)  WE DO NOT MAKE ILLEGAL POLITICAL CONTRIBUTIONS.

                    Except as otherwise permitted under the relevant laws and regulations, Officers and Employees shall not directly or indirectly make political contributions to or provide support for an election campaign of political figures (including candidates for a political office) or political organizations in connection with the business.

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7    STRICT CONTROL OF EXPORTS AND IMPORTS FOR INTERNATIONAL PEACE AND SECURITY

..    Basic Policy

          The Ricoh Group shall not engage in any activity that violates the relevant laws and regulations governing exports and imports, including the Foreign Exchange and Foreign Trade Law of Japan that aims to preserve international peace and security and the relevant foreign laws and regulations of the country where the counterparty is located.

..    Model Conduct

          (1)  WE PERFORM APPLICABILITY ASSESSMENTS.

                    When Officers and Employees engage in the planning, development or design of products or the purchase of parts, equipment or raw materials, they shall make assessments in advance as to whether such products, parts, equipment or raw materials fall within a category of contraband products pursuant to the procedures provided for in the internal regulations.

          (2)  WE CONFIRM RESULTS OF THE ASSESSMENT.

                    When Officers and Employees engage in export or import transactions of goods (products, parts, equipment, raw materials, etc.) or technology (technical documentation, programs, technical instruction or other services), they shall confirm in advance based on the results of the assessment whether any restrictions under the relevant export-import laws and regulations are applicable, and if so they shall comply with such restrictions.

          (3)  WE PREVENT THE CONVERSION OF OUR PRODUCTS FOR MILITARY USE.

                    When Officers and Employees engage in export or import transactions of goods or technology, they shall voluntarily apply controls to such transactions in the spirit of nonproliferation, regardless of whether the results of the assessment have found the rules and regulations to be inapplicable. Officers and Employees shall confirm in writing (such as a contract, memorandum, confirmation, etc.) the ultimate user and the ultimate purpose for which the goods or technology will be used, and ask the Ricoh Group Export-Import Control Committee for instructions as to whether they may undertake the transaction when (i) there is a risk that the counterparty may convert the goods or technology for military

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                    use, or (ii) the counterparty is (a) a country that does not have adequate export-import regulations, (b) a country that is subject to international criticism from the perspective of maintaining international peace and order or (c) a country or region that is or is likely to be in a conflict situation.

..    Related Standards:

                    Regulations requiring compliance with export-import laws (RGS-ATRA0001)

                    Export-import controls and assessment of applicability, screening of customers and trading (RGS-ATRC0001)

                    "Guidebook for Export & Import Control" (published by the Ricoh Group Export-Import Control Committee)

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8    PROTECTION AND APPLICATION OF INTELLECTUAL PROPERTIES

..    Basic Policy

          The Ricoh Group shall encourage the creation of intellectual properties that are important to the Ricoh Group, and make an effort to protect and utilize such intellectual properties appropriately.

..    Model Conduct

          (1)  WE PROVIDE PROMPT NOTIFICATION.

                    All intellectual properties created in connection with the business shall belong to the company.

                    Officers and Employees shall promptly notify the company of all intellectual properties (including personal inventions in the case of patent rights) created in connection with the business.

          (2)  WE RESPECT THE INTELLECTUAL PROPERTIES RIGHTS OF THIRD PARTIES.

                    Officers and Employees shall, in performing their duties, respect the intellectual properties rights of third parties and ensure that such rights are not infringed upon.

          (3) WE COMPLY WITH THE PROCEDURES FOR DISCLOSURE AND TRANSFER OF INTELLECTUAL PROPERTIES.

                    Officers and Employees shall follow the Ricoh Group policies and undertake the proper procedures when disclosing intellectual properties to third parties through a presentation at academic conferences, or the implementation of a new business model, etc., or when transferring intellectual properties to third parties by a license or an assignment thereof.

* "Intellectual properties" referred to herein means patents, utility models, designs, registered trademarks, copyrights on programs, rights to use circuit configurations, etc.

..    Related Standards:

                    Ricoh Group Regulations on Intellectual Properties (RGS-ALAA2001)

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9    PROHIBITION OF ANTI-SOCIAL ACTIVITIES

..    Basic Policy

          The Ricoh Group shall take a firm stance towards, and have no involvement in, any anti-social activities or elements.

..    Model Conduct

          (1) WE DO NOT ASSOCIATE OURSELVES WITH ANY ANTI-SOCIAL ACTIVITIES OR ELEMENTS.

                    Officers and Employees shall not have any involvement in any anti-social activities or elements that threaten the order and security of society and interfere with economic activities.

          (2) WE DO NOT YIELD TO OR COMPROMISE WITH ANY UNJUST DEMANDS FROM ANTI-SOCIAL ELEMENTS.

                    Officers and Employees shall not yield to or compromise with any unjust demands from anti-social elements by agreeing to pay money, etc.

                    When Officers and Employees are faced with such demands, they shall immediately report such events to their superior, and such superior shall notify such events to the person or department in charge of the general administration of each company.

          (3)  WE DO NOT ENTER INTO ANY TRANSACTION WITH ANY ANTI-SOCIAL
               ELEMENTS.

                    Officers and Employees shall not enter into any transaction with any anti-social elements.

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10   PROHIBITION OF INDIVIDUAL ACTIVITIES THAT ARE AGAINST THE INTERESTS OF THE
     COMPANY

..    Basic Policy

          The Ricoh Group shall not approve any personal activities by its Officers or Employees that result or is likely to result in a disadvantage to the Ricoh Group.

..    Model Conduct

          (1)  WE INFORM THE COMPANY.

                    Officers and Employees shall not engage in any activities that result or is likely to result in a disadvantage to the company, and shall inform their superior if such situation arises.

          (2)  WE OBTAIN THE COMPANY'S APPROVAL IN ADVANCE.

                    Officers and Employees shall obtain the company's approval in advance when they intend to assume offices of a director or an officer of, or enter into an employment agreement with, another company or organization.

          (3)  WE DO NOT ENTER INTO COMPETING ACTIVITIES WITHOUT PERMISSION.

                    Officers and Employees shall not, without obtaining the company's permission in advance, engage in any activities that compete with the Ricoh Group, such as entering into transactions that compete with the Ricoh Group or participating in the management of a competitor.

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11   PROTECTION OF CORPORATE ASSETS

..    Basic Policy

          The Ricoh Group shall establish and strictly implement rules that protect the corporate assets (i.e., tangible and intangible assets including products, equipment and information, etc.).

..    Model Conduct

          (1)  WE APPROPRIATELY CONTROL THE CORPORATE ASSETS.

                    Officers and Employees shall appropriately control the corporate assets in compliance with the relevant rules.

          (2)  WE DO NOT USE THE CORPORATE ASSETS FOR IMPROPER PURPOSES.

                    Officers and Employees shall not use the corporate assets for non-business purposes, such as exploiting the corporate assets for personal gain.

..    Related Regulations:

                    "Employment Regulations"

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Harmony with the Environment

12   RESPECT FOR THE GLOBAL ENVIRONMENT

..    Basic Policy

          Recognizing that environmental conservation is our mission as a global citizen and that the activities for environmental conservation are indispensable for our business, the Ricoh Group shall ensure that the entire Group participates in such activities with responsibility.

..    Model Conduct

          (1)  WE SET AND ACHIEVE HIGHER TARGETS FOR ENVIRONMENTAL CONSERVATION.

                    Officers and Employees shall not only be in full compliance with all laws but take personal responsibility to set higher targets to reduce the environmental impact of its business activities taking into consideration the expectation of society, and make every effort to create new economic values in achieving these targets.

          (2)  WE IMPLEMENT TECHNOLOGICAL REFORMS.

                    Officers and Employees shall make every effort to promote technological reforms that make it possible to reduce the environmental impact of its business activities and actively utilize such technologies.

          (3)  WE DEVELOP BUSINESS OPERATIONS IN HARMONY WITH THE ENVIRONMENT.

                    In managing the business operations, Officers and Employees shall always grasp the environmental impact of the business operation and make efforts to prevent pollution, utilize energy and other natural resources effectively, and reduce the volume of and take measures to responsibly dispose industrial waste.

                    Officers and Employees shall also engage in continuous efforts to maintain and improve the systems that promote environmental conservation.

          (4)  WE PROVIDE ENVIRONMENT-FRIENDLY PRODUCTS AND SERVICES.

                    Officers and Employees shall provide products and services that have minimal impact on the environment at all stages, from the procurement of materials and production of the products to the sales, distribution, recycling and disposal of the products.

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          (5)  WE ENHANCE OUR ENVIRONMENTAL AWARENESS AND ACT RESPONSIBLY.

                    Officers and Employees shall make efforts to enhance their environmental awareness by keeping their eyes open to various events in the community and actively studying environmental issues, and be personally responsible for actively engaging in environmental conservation activities.

          (6)  WE MAKE SOCIAL CONTRIBUTIONS FOR THE ENVIRONMENT.

                    In the various countries and regions in the world, Officers and Employees shall seek to establish close relationships with the society and actively contribute to the society by disclosing information and aiding and supporting environmental conservation activities.

..    Related Standards:

                    "Ricoh General Principles on the Environment" Ricoh Group Environmental Conservation Regulation (RGS-AEP A0001)

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Respect for People

13   RESPECT FOR HUMAN RIGHTS

..    Basic Policy

          The Ricoh Group shall always respect fundamental human rights, which is the basis for mutual understanding.

          The Ricoh Group shall not discriminate on the basis of race, religious faith, gender, social position, nationality, sickness, physical or mental disability, etc.

..    Model Conduct

          (1)  WE ELIMINATE ALL TYPES OF DISCRIMINATION.

                    Officers and Employees shall respect all types of fundamental human rights and shall not engage in any action that ignores fundamental human rights, such as discriminatory speech and behavior, violent behavior, sexual harassment, power harassment, etc.

          (2)  WE PROTECT INDIVIDUAL PRIVACY.

                    When dealing with personal information in the course of business of any individual, whether inside or outside the company, Officers and Employees shall pay attention not to infringe on his or her privacy, and manage such information appropriately.

          (3)  WE ELIMINATE IMPROPER LABOR PRACTICES.

                    Officers and Employees shall not make improper demands for labor.

                    Officers and Employees shall not employ children under the legal working age of each country or region.

                    Officers and Employees shall require the Ricoh Group's distributors and allied companies, etc. to implement similar restrictions.

..    Related Standards:

                    "Employment Regulations"

                    Basic regulations for the protection of personal information (RGS-AITA0004)

                    Rules on internal group usage of personal information (RGS-AITA0003)

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

Harmony with Society

14   THE PRACTICE OF CONTRIBUTING TO SOCIETY

..    Basic Policy

          Recognizing its role as a corporate citizen, the Ricoh Group shall actively engage in activities that contribute to society in partnership with like-minded people.

..    Model Conduct

          (1)  WE ENGAGE IN ACTIVITIES THAT CONTRIBUTE TO THE LOCAL COMMUNITY.

                    It is important to recognize that corporate activities are carried out in close contact with the local community.

                    With the hope that the Ricoh Group will be welcomed by, familiar to and trusted by the local society, Officers and Employees shall make efforts to engage in activities that are closely connected with the local community so that it supports or aids the local community's cultural and economical development.

          (2) WE FOSTER A CORPORATE CULTURE THAT PLACES IMPORTANCE ON CONTRIBUTING TO SOCIETY.

                    In addition to the social contribution by the company, it is important that each and every Officer and Employee consider how to contribute to society, and take part in such activities in their own community.

                    Through participating in volunteer activities that contribute to society, Officers and Employees shall make every effort to foster a corporate culture that places importance on social contributions.

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

15   MUTUAL UNDERSTANDING WITH SOCIETY

..    Basic Policy

          To coexist harmoniously with society, the Ricoh Group shall actively operate its business in a manner that cultivates a mutual understanding with, establishes a trusting relationship with, and makes contributions to society.

..    Model Conduct

          (1)  WE RESPECT THE CULTURES AND CUSTOMS OF THE WORLD.

                    There are many things that are not accepted in one country or region, that are accepted in another country or region.

                    Officers and Employees shall properly act to respect the histories, cultures and customs of each and every country or region in the world.

          (2)  WE ACTIVELY DISCLOSE INFORMATION.

                    Accurately communicating the corporate attitudes of the Ricoh Group is the first step for deepening the mutual understanding between the Ricoh Group and society.

                    To ensure that as many people have a proper understanding of the Ricoh Group, Officers and Employees shall actively and fairly disclose corporate information in a timely manner pursuant to the appropriate procedures of the company.

          (3)  WE KEEP ACCURATE RECORDS AND REPORTS.

                    Officers and Employees shall keep accounting and financial records and reports in compliance with the relevant laws and regulations and internal rules, etc.

                    Such records and reports shall be prepared so that its contents is complete, fair, accurate, timely and readily understandable.

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

Implementation

ENACTMENT, ABOLISHMENT AND AMENDMENT

This Code shall be enacted, abolished or amended by the decision of the board of directors of Ricoh after discussions are held at the CSR Committee.

ENSURING RECOGNITION OF THE CODE

To ensure that this Code is well-known, the department of Ricoh in charge of CSR shall implement and promote the necessary activities, including providing continuing education and instruction programs.

All of the Officers and Employees shall submit to the company every year a certification swearing that they will adhere to this Code.

PENALTIES

Any activity that breaches this Code shall be subject to penalties as provided in the Employment Regulations of each company.

TREATMENT OF TEMPORARY EMPLOYEES, ETC.

(1) With regards to temporary employees on contract dispatched from a temporary employment agency, the responsible person of the department that hired such temporary employee shall explain this Code to such temporary employee, and have the temporary employee submit a certification swearing that they will adhere to this Code.

(2) With regards to full-time employees that work for the Ricoh Group pursuant to an outsourcing agreement or a consultancy agreement, etc., the responsible person of the relevant department of each company shall appropriately explain this Code to such full-time employees, taking into consideration the nature of their job, and incorporate the proper provisions with regard to compliance of this Code in the relevant agreements.

RELATED STANDARDS

To supplement the contents of each section of this Code the relevant regulations, group standards and manuals, etc., have been provided in this Code under the heading "Related Standards."

MISCELLANEOUS

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

Officers and Employees who come to know of any activity that breaches or is likely to breach this Code may consult with the relevant department of Ricoh in charge of CSR either directly or indirectly through their superior or call the "Hotline." No person shall suffer from any disadvantage due to the fact that he or she consulted such person or department about such events.

FOR FURTHER INFORMATION

Corporate activities are both vast in scale and complex in nature. It will not always be clear how this Code applies in individual cases. In such case, please contact the responsible section or the central authority as listed below.

When there is an organization change, please contact the new section or authority that assumed the relevant function.

RESPONSIBLE SECTION

1    Providing customer-friendly products ..... Ricoh Quality of Management
                                                ---------------------------
     Division
     --------
2    Free competition and fair trading ..... Ricoh Legal Division
                                             --------------------

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

3    Prohibition of insider trading ..... Ricoh Corporate Planning Division
                                          ---------------------------------
4    Managing corporate secrets ..... Ricoh Personnel Division
                                      ------------------------
5    Limitation on entertainment and gifts, etc ..... Ricoh Personnel Division
                                                      ------------------------
6    Transactions with public bodies ..... Ricoh Personnel Division
                                           ------------------------
     Management of political contributions ..... Ricoh Secretary Office
                                                 ----------------------
7    Strict control of exports and imports for international peace and security..... Ricoh International Marketing Group
                   -----------------------------------
8    Protection and application of intellectual properties ..... Ricoh Legal
                                                                 -----------
     Division
     --------
9    Prohibition of anti-social actions ..... Ricoh Personnel Division
                                              ------------------------
10   Prohibition of individual activities that are against the interests of the company ..... Ricoh Personnel Division
                   ------------------------
11   Protection of corporate assets ..... Ricoh Personnel Division
                                          ------------------------
12   Respect for the global environment ..... Ricoh Corporate Environment
                                              ---------------------------
     Division
     --------
13   Respect for human rights ..... Ricoh Personnel Division
                                    ------------------------
14   The practice of contributing to society ..... Ricoh Corporate Citizenship
                                                   ---------------------------
     Promotion Office
     ----------------
15   Mutual understanding with society ..... Ricoh Corporate Planning Division
                                             ---------------------------------
CENTRAL AUTHORITY

     Ricoh Group Code of Conduct ..... Ricoh CSR Division
                                       ------------------

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

                           Ricoh Group Code of Conduct

--------------------------------------------------------------------------------

     Enacted November 4, 2003
     Effective January 1, 2004

     CSR Division, Ricoh Company, Ltd.
     1-15-5 Minami Aoyama
     Minato-ku, Tokyo 107-8544
     Tel: 03-5411-4670

     Copyright 2003
     RICOH COMPANY, LTD. All rights reserved

--------------------------------------------------------------------------------

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